Exhibit 10.8

BUYOUT agreement

This BUYOUT AGREEMENT is made and entered into as of August 21, 2019 (this “Agreement”), by and between Camelot Holdings (Jersey) Limited, a limited company organized under the laws of the Island of Jersey (the “Company”), and Onex Partners IV LP, a Cayman Islands exempted limited partnership (the “TRA Party Representative” and, together with the Company, the “Parties”). Capitalized terms used and not defined herein have the meanings given to such terms in the Tax Receivable Agreement (defined below).

recitals:

WHEREAS, the Parties and each TRA Party previously entered into that certain Tax Receivable Agreement, dated as of May 10, 2019 (the “Tax Receivable Agreement”);

WHEREAS, the TRA Party Representative is authorized pursuant to the Tax Receivable Agreement to enter into this Agreement on behalf of each TRA Party; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and in exchange for the Buyout Payment (as defined below), the Tax Receivable Agreement will be terminated, the TRA Parties will have no additional rights under the Tax Receivable Agreement, and the Company will have no further obligations (past, current or future) to the TRA Parties under the Tax Receivable Agreement (in each case of the foregoing, except as set forth below).

NOW, THEREFORE, in consideration of the foregoing, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound, hereby mutually agree as follows:

1.            Buyout Payment; TRA Buyout Financing.

(a)        Within five (5) Business Days following receipt by the Company of net cash proceeds of any TRA Buyout Financing (as defined below), the Company shall pay, by way of compensation for the termination of the Tax Receivable Agreement contemplated by Section 3, to each of the TRA Parties an amount in cash equal to such TRA Party’s Applicable Percentage of $200,000,000.00 (the “Buyout Payment”) without setoff, recoupment, adjustment, deduction, withholding or charge of any kind (other than (i) any applicable reduction as set forth in the proviso to this sentence and (ii) any applicable tax withholding as set forth in Section 2), and the TRA Parties shall accept such Buyout Payment in full and complete satisfaction of the obligations of the Company pursuant to the Tax Receivable Agreement; provided that in the event that at any time prior to the termination of this Agreement the Company makes any Tax Benefit Payment to the TRA Parties pursuant to the Tax Receivable Agreement (provided, that the Company shall not make any such payment prior to the time such payment is due pursuant to the terms of the Tax Receivable Agreement), the Buyout Payment payable pursuant to this Agreement shall be correspondingly reduced by the full amount of such payment (inclusive of any tax withheld by the Company pursuant to the terms of the Tax Receivable Agreement). Any payments by the Company pursuant to this Section 1 shall be made by wire transfer of immediately available funds to a bank account designated in writing to the Company by the applicable TRA Party or as otherwise agreed by the Company and such TRA Party.

(b)        From and after the date hereof and until the earlier of the consummation of a TRA Buyout Financing and the termination of this Agreement in accordance with the terms hereof, the Company shall, and shall cause its subsidiaries to, use commercially reasonable efforts to negotiate, enter into and consummate a TRA Buyout Financing prior to the Outside Date (as it may be extended by mutual agreement of the Parties pursuant to Section 4(a) hereof).

(c)        For all purposes of this Agreement, a “TRA Buyout Financing” shall mean the consummation of one or more transactions with sources of equity or debt financing acceptable to the Company (the “Financing Sources”) on terms satisfactory to the Company in its sole discretion pursuant to which (i) the Financing Sources have, for the purpose of enabling the Company to pay the Buyout Payment pursuant to this Agreement, made available to the Company and/or any of its subsidiaries (net of any fees, costs and expenses (including any original issue discount) associated with such financing and related transactions) an amount in readily available funds sufficient, together with any other sources of readily available cash of the Company and/or any of its subsidiaries that the Company has determined, in its reasonable discretion, to make available to consummate the Buyout Payment, to pay in full the Buyout Payment in accordance with the terms of this Agreement, and (ii) in the event any of the proceeds of any such TRA Buyout Financing are made available to any of the Company’s subsidiaries, such subsidiaries are permitted, under applicable law and the terms of the TRA Buyout Financing and the terms of any other outstanding indebtedness of the Company or any of its subsidiaries, to make such proceeds available to the Company (whether in the form of an investment, intercompany loan, equity contribution, dividend, other distribution or otherwise) for payment of the Buyout Payment by the Company to the TRA Parties pursuant to this Agreement, as determined by the Company in its sole discretion. All determinations to be made by the Company pursuant to this Section 1(c) or otherwise in connection with the TRA Buyout Financing shall be made by the Audit Committee of the Company’s Board of Directors (and not, for the avoidance of doubt, by any other committee of the Board of the Directors); provided that any decision regarding the terms and conditions of any equity financing by the Company shall be made by the Company’s Board of Directors (and not, for the avoidance of doubt, by any committee of the Board of Directors).

2.            Withholding. The Company shall be entitled to deduct and withhold from any amount payable in respect of the Buyout Payment (including, for the avoidance of doubt, any interest payable in respect of the Buyout Payment) to any TRA Party pursuant to this Agreement such amounts as the Company is required to deduct and withhold under any provision of applicable tax law, with respect to entering into or making payments under this Agreement. To the extent amounts are so withheld and paid over to the appropriate governmental authority by the Company, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the TRA Party in respect of whom such withholding was made. The Company shall provide evidence of such payment to such TRA Party at the request of such TRA Party. If the Company determines that it is required under applicable tax law to so deduct and withhold any amounts from any amount payable to any TRA Party, the Company shall notify the TRA Representative in writing of such determination at least fifteen (15) days prior to the applicable payment date, which notice shall set forth in reasonable detail the basis for the Company’s determination, and shall cooperate with the TRA Representative and the relevant TRA Party in taking such actions as may reduce or eliminate such deduction and withholding. Notwithstanding the foregoing, in no event will the Company make any deduction or withholding pursuant to this Section 2 unless it has received written advice from a “big four” accounting firm or legal counsel to the Company reasonably acceptable to the TRA Party Representative that such deduction or withholding is “more likely than not” required under applicable tax law. As of the date hereof, the Company represents that it is not aware of any provision under applicable tax law that should require it to deduct and withhold any amounts from the Buyout Payment with respect to any TRA Party.

3.            Termination of Tax Receivable Agreement. Effective upon the full payment in cash of the Buyout Payment in accordance with the terms of this Agreement, each of the Company and the TRA Representative (on behalf of itself and the TRA Parties and its and each TRA Party’s predecessors, successors, heirs and assigns) hereby (a) acknowledges and agrees that the Tax Receivable Agreement shall automatically terminate and be of no further force or effect, and (b) absolutely, irrevocably and unconditionally releases and rescinds, annuls, cancels, repeals and eliminates any and all rights, obligations, responsibilities or liabilities existing under, arising out of or in connection with the Tax Receivable Agreement (other than, for the avoidance of doubt, the rights, obligations, responsibilities and liabilities arising under this Agreement); provided, that Section 5.2 (Late Payments by the Company), Section 7.1 (Notices), Section 7.10 (Waiver of Jury Trial), Section 7.14 (Tax Treatment), Section 7.15 (TRA Party Representative) and Schedule A of the Tax Receivable Agreement, together with any terms defined in Section 1.1 of the Tax Receivable Agreement that are used in this Agreement or any of the aforementioned sections of the Tax Receivable Agreement (collectively, the “Surviving Provisions”), shall survive the termination of the Tax Receivable Agreement and shall apply mutatis mutandis to this Agreement. For the avoidance of doubt, following the full payment in cash of the Buyout Payment in accordance with the terms of this Agreement and the termination of the Tax Receivable Agreement, the Company shall not be required to make any payments under the Tax Receivable Agreement. Prior to the termination of the Tax Receivable Agreement in accordance with this Section 3, the Tax Receivable Agreement shall remain unmodified and in full force and effect.

4.            Automatic Termination at the Outside Date.

(a)        Notwithstanding anything to the contrary in this Agreement, in the event that the Buyout Payment has not been fully paid in cash in accordance with the terms of this Agreement by December 31, 2019 (the “Outside Date”), this Agreement shall automatically terminate and be of no further force or effect; provided that the Outside Date may be extended upon the mutual written consent of the Parties.

(b)        Upon the termination of this Agreement in accordance with this Section 4 or otherwise upon the mutual written agreement of the Parties, (i) the Tax Receivable Agreement shall continue in full force and effect in accordance with its terms, and (ii) this Agreement shall become void and of no further force and effect (other than this Section 4(b), the proviso to the first sentence of Section 3 (but solely with respect to the incorporation by reference into this Agreement of Section 7.10 (Waiver of Jury Trial) and Section 7.15 (TRA Party Representative) of the Tax Receivable Agreement) and Section 6(d), which shall survive the termination of this Agreement) without any liability or obligation on the part of any Party hereto, including any obligation of the Company to pay the Buyout Payment.

5.            Representations. Each Party hereby represents and warrants to the other Party that: (a) such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and the execution, delivery and performance by such Party of this Agreement have been duly authorized by all necessary corporate or similar action on the part of such Party and no further corporate or similar action is required on the part of such Party to authorize this Agreement or the performance of its obligations hereunder; (b) such Party has all requisite power and authority to enter into and perform its obligations under this Agreement, to carry out such Party’s obligations hereunder and to consummate the transactions contemplated hereby; (c) this Agreement has been duly and validly executed and delivered by such Party; (d) this Agreement constitutes, the legal, valid and binding obligation of such Party and, in the case of the TRA Party Representative, to the knowledge of the TRA Party Representative, the TRA Parties, enforceable against such Party and, in the case of the TRA Party Representative, to the knowledge of the TRA Party Representative, the TRA Parties in accordance with its terms, subject to (i) Laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of Law governing specific performance, injunctive relief and other equitable remedies; and (e) in the case of the TRA Party Representative, the TRA Party Representative is the duly appointed representative of the TRA Parties under the Tax Receivable Agreement and pursuant to Section 7.15 of the Tax Receivable Agreement has been granted all requisite power and authority to enter into and perform this Agreement on behalf of the TRA Parties.

6.            Miscellaneous.

(a)        Entire Agreement; Third Party Beneficiaries. This Agreement (together with the Surviving Provisions of the Tax Receivable Agreement and, prior to the termination thereof, the other terms of the Tax Receivable Agreement) constitutes the entire agreement among the Parties and the TRA Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the Parties and the TRA Parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each Party hereto and each TRA Party and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

(b)        Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law (i) such provision will be fully severable, (ii) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (iii) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (iv) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms of such illegal, invalid or unenforceable provision as may be possible.

(c)        Amendment; Waiver; Assignment. No provision of this Agreement may be amended unless such amendment is approved in writing by the Parties. No provision of this Agreement may be waived unless such waiver is in writing and signed by the party against whom the waiver is to be effective. The waiver by either Party of the breach of any term, covenant, agreement or condition herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term, covenant, agreement or condition herein, nor shall any custom, practice or course of dealings arising between the Parties in the administration hereof be construed as a waiver or diminution of the right of either Party to insist upon the strict performance by the other Party of the terms, covenants, agreements and conditions herein contained. Neither Party may assign any of its rights or delegate any of its duties under this Agreement without the prior written consent of the other Party.

(d)        Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the Laws of the State of New York, without regard to the conflicts of laws provisions thereof.

(e)        Counterparts. This Agreement may be executed in counterparts, and each Party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become effective when each Party shall have received a counterpart of such document signed by the other Party. The Parties agree that the delivery of this Agreement may be effected by means of an exchange of facsimile or electronically transmitted signatures.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the date first written above.

COMPANY:

CAMELOT HOLDINGS (JERSEY) LIMITED

By: /s/ Stephen Hartman Name: Stephen Hartman Title: Director

TRA PARTY REPRESENTATIVE:

ONEX PARTNERS IV LP

By: Onex Partners IV GP LP, its General Partner

By: Onex Partners Manager LP, its Agent

By: Onex Partners Manager GP ULC, its General Partner

By: /s/ Joshua Hausman Name: Joshua Hausman Title: Managing Director

By: /s/ Matthew Ross Name: Matthew Ross Title: Managing Director